                                  SCHEDULE 14A

                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )


Filed by the Registrant / /

Filed by a Party other than the Registrant /X/

Check the appropriate box:

/ /  Preliminary Proxy Statement
/ /  Confidential, For Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2)
/ /  Definitive Proxy Statement
/X/  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Section 240.14a-12


                         HORIZON GROUP PROPERTIES, INC.

                       ----------------------------------

                (Name of Registrant as Specified In Its Charter)

                             ROBERT M. SCHWARTZBERG

                         -------------------------------

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

/X/ No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
    (1)  Title of each class of securities to which transaction applies:
    (2)  Aggregate number of securities to which transaction applies:
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
    (4)  Proposed maximum aggregate value of transactions:
    (5)  Total fee paid:
-----------
/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
    (1)  Amount Previously Paid:
    (2)  Form, Schedule or Registration Statement No.:
    (3)  Filing Party:
    (4)  Date Filed:

                      TERMINATION OF RMS PROXY SOLICITATION
                                   PURSUANT TO
                    RMS PROXY STATEMENT FILED APRIL 30, 2001


     On May 4, 2001, Mr. Robert M. Schwartzberg, Mr. Howard M. Amster, Mr. John C. Loring and Horizon Group Properties, Inc. ("Horizon") signed the Agreement attached hereto as Appendix I and incorporated herein by reference (the "Agreement"). Pursuant to the Agreement, Mr. Schwartzberg has withdrawn his name from consideration as a nominee to Horizon's Board of Directors and has terminated his proxy solicitation in respect of Horizon's Annual Meeting. Please see Appendix I for the terms of the Agreement. On May 4, 2001, Horizon, with the consent of Mr. Schwartzberg, Mr. Amster and Mr. Loring, released the press release attached hereto as Appendix II and incorporated herein by reference.

                                                                     APPENDIX I

                                                                  EXECUTION COPY


                                    AGREEMENT

     This AGREEMENT ("Agreement"), dated as of May 4, 2001, by and among Horizon Group Properties, Inc., a corporation organized and existing under the laws of Maryland (the "Company"), Howard M. Amster ("Amster"), John C. Loring ("Loring") and Robert M. Schwartzberg ("Schwartzberg," and together with Amster and Loring, the "Stockholders").

     WHEREAS, the Stockholders are presently the beneficial owners of shares of Common Stock of the Company having a par value of one cent per share ("Common Stock");

     WHEREAS, the Stockholders have expressed their desire to expand the Company's Board of Directors (the "Board") by an additional member who is not presently an officer or director of the Company in accordance with the terms hereof;

     WHEREAS, in view of the foregoing and in consideration of the mutual agreements contained in this document, the Company is prepared to expand the Board and to appoint Amster to the Board in accordance with the terms hereof.

     NOW, THEREFORE, in consideration of the mutual agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

     Section 1. THE COMPANY'S REPRESENTATIONS AND WARRANTIES.

     The Company represents and warrants to each of the Stockholders as follows:

     (a) AUTHORITY. The Company has the power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement.

     (b) ENFORCEABILITY. This Agreement has been duly executed and delivered by the Company, and, assuming due and valid authorization, execution and delivery hereof by each of the Stockholders, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

     (c) CONSENTS AND APPROVALS; NO VIOLATION. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not conflict with, result in the breach of any of the terms or conditions of, constitute a default under or violate, accelerate or permit the acceleration of any other similar right of any other party under, the Articles of Amendment and Restatement (the "Articles") or, except as contemplated by Section 5(a), the Amended and Restated By-Laws (the "By-Laws") of the Company, any law, rule or regulation or any agreement, lease, mortgage, note, bond, indenture, license or other document or undertaking, to which the Company is a party or by which the Company or its properties may be bound, nor will such execution, delivery and consummation violate any order, writ, injunction or decree of any federal, state, local or foreign court, administrative agency or governmental or regulatory authority or body (each, an "Authority") to which the Company or any of its properties is subject, the effect of any of which, either individually or in the aggregate, would impair in any material respect the ability of the Company to perform its obligations hereunder.

     Section 2. AMSTER'S REPRESENTATIONS AND WARRANTIES.

     Amster represents and warrants to the Company as follows:

          (a) AUTHORITY. Amster has the legal capacity and the power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby.

          (b) ENFORCEABILITY. This Agreement has been duly executed and delivered by Amster, and, assuming due and valid authorization, execution and delivery hereof by the Company, constitutes a legal, valid and binding agreement of Amster, enforceable against Amster in accordance with its terms. No trust of which Amster is a trustee requires the consent of any beneficiary to the execution and delivery of this Agreement or to the consummation of the transactions contemplated hereby.

          (c) REPRESENTATION OF OWNERSHIP. Amster beneficially owns, as of the date of this Agreement, the shares of Common Stock set forth in the
Schedule 13D filed with the Securities and Exchange Commission on April 27, 2001 attached hereto as Schedule 2(c) (the "Amster Schedule 13D"). Except as set forth in the Amster Schedule 13D, neither Amster nor any of his affiliates or associates (for the purposes of this Agreement, the terms "affiliates" and "associates" shall be defined as such terms are


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



defined by Rule 12b-2 of Regulation 12B under the Securities Exchange Act of 1934, as amended ("1934 Act"), except that "associates" shall be deemed to exclude organizations of which a person is a partner or member in which such partner or member holds, directly or indirectly, less than a 5% beneficial interest), (i) beneficially owns any equity securities of the Company entitled to vote at any meeting of stockholders of the Company ("Voting Securities") or
(ii) possesses any rights to acquire any Voting Securities.

          (d) CONSENTS AND APPROVALS; NO VIOLATION. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not conflict with, result in the breach of any of the terms or conditions of, constitute a default under or violate, accelerate or permit the acceleration of any other similar right of any other party under any law, rule or regulation, or any agreement, lease, mortgage, note, bond, indenture, license or other document or undertaking, to which Amster is a party or by which Amster or his properties may be bound, nor will such execution, delivery and consummation violate any order, writ, injunction or decree of any Authority to which Amster or any of his properties is subject, the effect of any of which, either individually or in the aggregate, would impair in any material respect the ability of Amster to perform his obligations hereunder.

     Section 3. LORING'S REPRESENTATIONS AND WARRANTIES.

     Loring represents and warrants to the Company as follows:

          (a) AUTHORITY. Loring has the legal capacity and the power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby.

          (b) ENFORCEABILITY. This Agreement has been duly executed and delivered by Loring, and, assuming due and valid authorization, execution and delivery hereof by the Company, constitutes a legal, valid and binding agreement of Loring, enforceable against Loring in accordance with its terms. No trust of which Loring is a trustee requires the consent of any beneficiary to the execution and delivery of this Agreement or to the consummation of the transactions contemplated hereby.

          (c) REPRESENTATION OF OWNERSHIP. Loring beneficially owns, as of the date of this Agreement, the shares of Common Stock set forth in the Schedule 13D filed with the Securities and Exchange Commission on April 6, 2001 attached hereto as Schedule 3(c) (the "Loring Schedule 13D"). Except as set forth in the Loring Schedule 13D, neither Loring nor any of his affiliates or associates (i) beneficially owns any Voting Securities or (ii) possesses any rights to acquire any Voting Securities.


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




          (d) CONSENTS AND APPROVALS; NO VIOLATION. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not conflict with, result in the breach of any of the terms or conditions of, constitute a default under or violate, accelerate or permit the acceleration of any other similar right of any other party under any law, rule or regulation, or any agreement, lease, mortgage, note, bond, indenture, license or other document or undertaking, to which Loring is a party or by which Loring or his properties may be bound, nor will such execution, delivery and consummation violate any order, writ, injunction or decree of any Authority to which Loring or any of his properties is subject, the effect of any of which, either individually or in the aggregate, would impair in any material respect the ability of Loring to perform his obligations hereunder.

     Section 4. SCHWARTZBERG'S REPRESENTATIONS AND WARRANTIES.

     Schwartzberg represents and warrants to the Company as follows:

          (a) AUTHORITY. Schwartzberg has the legal capacity and the power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby.

          (b) ENFORCEABILITY. This Agreement has been duly executed and delivered by Schwartzberg, and, assuming due and valid authorization, execution and delivery hereof by the Company, constitutes a legal, valid and binding agreement of Schwartzberg, enforceable against Schwartzberg in accordance with its terms. No trust of which Schwartzberg is a trustee requires the consent of any beneficiary to the execution and delivery of this Agreement or to the consummation of the transactions contemplated hereby.

          (c) REPRESENTATION OF OWNERSHIP. Schwartzberg beneficially owns, as of the date of this Agreement, the shares of Common Stock set forth in the Schedule 13D filed with the Securities and Exchange Commission on April 20, 2001 attached hereto as Schedule 4(c) (the "Schwartzberg Schedule 13D," and together with the Amster Schedule 13D and the Loring Schedule 13D, the "Schedule 13Ds"). Except as set forth in the Schwartzberg Schedule 13D, neither Schwartzberg nor any of his affiliates or associates (i) beneficially owns any Voting Securities or (ii) possesses any rights to acquire any Voting Securities.

          (d) CONSENTS AND APPROVALS; NO VIOLATION. The execution and delivery of this Agreement and the consummation of the transactions contemplated


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




hereby will not conflict with, result in the breach of any of the terms or conditions of, constitute a default under or violate, accelerate or permit the acceleration of any other similar right of any other party under any law, rule or regulation, or any agreement, lease, mortgage, note, bond, indenture, license or other document or undertaking, to which Schwartzberg is a party or by which Schwartzberg or his properties may be bound, nor will such execution, delivery and consummation violate any order, writ, injunction or decree of any Authority to which Schwartzberg or any of his properties is subject, the effect of any of which, either individually or in the aggregate, would impair in any material respect the ability of Schwartzberg to perform his obligations hereunder.

     Section 5. TERMINATION OF PROXY CONTEST. Each of Loring and Schwartzberg agrees that his execution and delivery of this Agreement hereby constitutes notice to the Company of his withdrawal from consideration as a nominee to the Board at the 2001 Meeting and his termination of the proxy solicitation in respect of such meeting. Each of the Stockholders agrees to take any and all other actions under the 1934 Act and otherwise that may be required to fully effectuate the foregoing.

     Section 6. STOCKHOLDERS' BOARD REPRESENTATION.


               (a) BOARD COMPOSITION. Subject to the terms and conditions set forth in this Agreement, the Company promptly after, but in no event later than five (5) business days after, the Company's 2001 annual meeting of stockholders (the "2001 Meeting"), shall cause the Board to amend the By-Laws to increase the size of the Board to six (6) members and cause at that time (i) Amster to be appointed to fill the newly created vacancy to the Board and (ii) the creation of an executive committee of the Board (the "Executive Committee") whose initial members will be Gary J. Skoien and Amster. Provided that he continuously serves as a Board member during this time, Amster shall be entitled to serve as a member of such executive committee (or successor or comparable committee) until at least the Company's 2002 annual meeting of stockholders.

               (b) AMSTER'S TERM. Amster will serve in the class of directors with terms expiring at the Company's annual meeting in 2002. Subject to applicable law and so long as each of the Stockholders is in compliance with such Stockholder's obligations under this Agreement and Amster has the legal capacity to serve as a director, the Company agrees to nominate Amster as part of the Company's slate of nominees for a subsequent three (3) year term at the Company's annual meeting in 2002 and to support such nomination. For so long as Amster serves as a director of the Company, except as otherwise provided in this Agreement, Amster shall be entitled to all of the rights and powers, and shall be subject to all of the obligations, as a director of the Company.


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     Section 7. GRANT OF IRREVOCABLE PROXY; AGREEMENT TO VOTE SHARES OF COMMON
STOCK, ETC.


               (a) Each Stockholder hereby irrevocably grants to, and appoints, Gary J. Skoien and David R. Tinkham, in their respective capacities as officers of the Company, and any individual who shall hereafter succeed to any such office of the Company, and each of them individually, such Stockholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Stockholder, to vote such shares of Common Stock for the election of Gary J. Skoien and Michael W. Reschke as directors of the Company at the 2001 Meeting and in respect of any other matters that may be brought before the 2001 Meeting by persons other than on behalf of the Company.

               (b) Each Stockholder represents that any proxies heretofore given in respect of such shares of Common Stock are not irrevocable, and that any such proxies are hereby revoked.

               (c) Each Stockholder hereby affirms that the irrevocable proxy set forth in this Section 7 is coupled with an interest and may under no circumstances be revoked. Such Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 2507(d)(1) of the Maryland General Corporation Law.

               (d) So long as Amster is included in such slate of nominees and the Company's 2002 annual meeting of stockholders occurs no later than June 30, 2002 (i) each Stockholder hereby agrees to vote all of the shares of Common Stock then beneficially owned by such Stockholder in favor of the Company's slate of nominees at the Company's annual meeting of stockholders in 2002, and
(ii) if requested by the Company, each Stockholder will irrevocably grant such Stockholder's proxy and attorney-in-fact for the election of the Company's slate of nominees at such annual meeting.

     Section 8. RESTRICTIONS ON STOCKHOLDERS' TRANSFER OF COMMON STOCK. Each Stockholder severally agrees with, and covenants to, the Company that prior to the 2001 Meeting such Stockholder shall not, except as contemplated by the terms of this Agreement, (i) transfer (which term shall include, without limitation, for the purposes of this Agreement, any sale, gift, pledge or other disposition), or consent to any transfer of, any or all of such Stockholder's shares of Common Stock or any interest therein, (ii)


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enter into any contract, option or other agreement of understanding with respect to any transfer of any or all of such shares or any interest therein, (iii) grant any proxy, power-of-attorney or other authorization in or with respect to such shares, (iv) deposit such shares into a voting trust or enter into a voting agreement or arrangement with respect to such shares or (v) take any other action that would in any way restrict, limit or interfere with the performance of his obligations hereunder or the transactions contemplated hereby.

     Section 9. RESTRICTIONS ON CERTAIN OTHER ACTIONS.

     Subject to the provisions contained in the last paragraph of this
Section 9, each Stockholder severally agrees that until June 30, 2002 and, in the case of Amster, if longer, until the earlier of the date that Amster no longer serves as a member of the Board or June 30, 2003, except (i) upon the prior written invitation of a majority of the Board other than Amster (hereinafter referred to as the "Disinterested Majority of the Board") or (ii) as otherwise contemplated or permitted by this Agreement, the Stockholders will not and will not permit any affiliate or associate of the Stockholders to:

               (a) make, or in any way participate in, any "solicitation" of "proxies" (as such terms are defined or used in Regulation 14A under the 1934
Act) with respect to any equity securities of the Company (including by the execution of actions by written consent), become a "participant" in any "election contest" (as such terms are defined or used in Regulation 14A under the 1934 Act) with respect to the Company or seek to advise, encourage or influence any person or entity with respect to the voting of any equity securities of the Company;

               (b) initiate or propose or otherwise solicit or participate in the solicitation of stockholders for the approval of, one or more stockholder proposals (including, without limitation, any proposal in respect of the nomination or election of directors) relating to the Company (whether pursuant to Rule 14a-8 under the 1934 Act or otherwise) or knowingly induce any other individual or entity to initiate any stockholder proposal (including, without limitation, any proposal in respect of the nomination or election of directors) relating to the Company;

               (c) except as reflected in the Schedule 13Ds, form, join or in any way participate in a "group," act in concert with any other person or entity or otherwise take any action or actions which would cause it to be deemed to be part of a "group" (for purposes of Section 13(d) of the 1934 Act), with respect to any equity securities of the Company;


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


               (d) initiate, participate in or encourage the calling of a special meeting of stockholders of the Company;

               (e) participate in or encourage the formation of any group which owns or seeks or offers to acquire beneficial ownership of any equity securities of the Company or rights to acquire such securities or which seeks or offers to affect control of the Company or for the purpose of circumventing any provision of this Agreement;

               (f) solicit, seek or offer to effect, negotiate with, or make any statement or proposal, whether written or oral, either alone or in concert with others, to the Board, to any director or officer of the Company, or to any other stockholder of the Company, or otherwise formulate any plan or proposal or make any public announce ment, proposal, offer or filing under the 1934 Act, any similar or successor statute or otherwise, or take action to cause the Company to make any such filing, with respect to: (A) any form of business combination or transaction involving equity securities of the Company including, without limitation, a merger, tender offer, exchange offer or liquidation of the Company's assets; (B) any form of restructuring, recapitalization or similar transaction with respect to the Company or any affiliate thereof, including, without limitation, a merger, exchange offer or liquidation of the Company's assets; (C) any acquisition or disposition of assets material to the Company;
(D) any request to amend, waive or terminate the provisions of this Agreement; or (E) any proposal or other statement inconsistent with the terms and intent of the Agreement; PROVIDED, HOWEVER, that the Stockholders and their affiliates and associates may discuss the affairs and prospects of the Company, the status of the Stockholders' investments in the Company and any of the matters described in clauses (A) through (E) of this paragraph at any time, and from time to time, with (i) each other and with their outside legal and financial advisors or (ii) any member of the Board who is also an officer of the Company on an informal, cooperative basis, in each case if as a result of any such discussions the Stockholders are not required to make, and otherwise do not make, any public announcement or filing under the 1934 Act otherwise prohibited by this Agreement as a result thereof; PROVIDED FURTHER, HOWEVER, that this provision shall not prevent Amster, for so long as Amster is a member of the Board, from participating in, or otherwise seeking to affect the outcome of, discussions and votes of the Board with respect to matters coming before it; or

               (g) otherwise act (or permit any investment banker, attorney, accountant or any other representative retained by them to take any action as part of such retention), alone or in concert with others (including by providing financing for another party), to seek or offer to control or influence, in any manner, the management, Board


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


or policies of the Company; PROVIDED, HOWEVER, that this provision shall not prevent Amster, for so long as Amster is a member of the Board, from participating in, or otherwise seeking to affect the outcome of, discussions and votes of the Board with respect to matters coming before it or from engaging in the activities permitted by the first proviso contained in Section 9(f);

               (h) knowingly instigate or encourage any third party to take any of the actions enumerated in this Section 9.

     Notwithstanding the foregoing, the restrictions on activities contained in this Section 9 shall not apply to (i) Loring or Schwartzberg in the event that Amster both is removed without cause from the Executive Committee and is not appointed to a successor or comparable committee of the Board or (ii) any of the Stockholders in the event that the size of the Board is increased to more than eight (8) members (except to the extent of any increase due to contractual arrangements with lenders to and/or other investors in the Company). Nothing contained in this Section 9 shall prohibit Amster, acting in his capacity as a member of the Board, from taking any action which would be required to be taken by Amster in the exercise of his fiduciary duties as a director under applicable law or any other action which may be specifically authorized by the Board or an officer of the Company.

     Section 10. MUTUAL NON-DISPARAGEMENT COVENANT, ETC.

               (a) Until June 30, 2002 and subject to the terms and conditions set forth in this Agreement, each of the Stockholders agrees that he will not in any way disparage the Company or its current and former officers, directors and employees, verbally or in writing, or make any statements to the press or to third parties that may reasonably be derogatory or detrimental to the Company's good name or business reputation. Likewise, until June 30, 2002 and subject to the terms and conditions set forth in this Agreement, the officers and directors (other than Amster) of the Company shall not make any derogatory or disparaging statements to the press or to any third parties about the Stockholders, verbally or in writing that may reasonably be detrimental to the reputation or credibility of the Stockholders. Nothing in this section shall preclude any party from responding truthfully to inquiries made in connection with any legal or governmental proceeding pursuant to subpoena or from making such other statements may be required by applicable law.

               (b) Based on the information contained in the Schedule 13Ds, the Company agrees that it will not take the position that any of the shares of Common Stock held by the Stockholders as of the date of this Agreement constitute Excess


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Common Stock (as defined in the Articles) as a result of the actions taken by the Stockholders prior to the date of this Agreement and the execution, delivery and performance of this Agreement.

     Section 11. FILINGS OF FORM 8-K AND SCHEDULE 13D. The Company agrees that it will file a copy of this Agreement as an exhibit to a Current Report on Form 8-K by no later than two (2) business days after the date hereof. The Stockholders agree that they will file amendments with the Securities and Exchange Commission to their respective Schedule 13D to reflect the terms of this Agreement no later than two (2) business days after the date hereof.

     Section 12. PROXY SUPPLEMENT; POSTPONEMENT OF ANNUAL MEETING. Promptly after the date hereof, the Company hereby agrees to mail additional proxy solicitation materials describing, among other things, the material terms of this Agreement (the "Proxy Supplement") to the Company's stockholders in compliance with applicable law. Amster hereby agrees to cooperate in timely providing true and correct information regarding Amster as may be required for inclusion in the Proxy Supple ment. The Stockholders will have a reasonable opportunity to review and comment on the Proxy Supplement prior to its mailing. Subject to any requirements of applicable law, the parties hereby agree that the 2001 Meeting shall be postponed to a date that is at least 10, but no more than 25, days from the date the Proxy Supplement is first mailed to the Company's stockholders, it being understood that such mailing shall begin no later than five (5) business days after the date of this Agreement.

     Section 13. PUBLIC ANNOUNCEMENTS. The parties hereby agree to jointly issue a press release in the form attached hereto as Exhibit A by no later than one
(1) business day after the date hereof. Other than the press release referred to in the preceding sentence or as contemplated in Sections 11 and 12, unless consented to by the other parties hereto or otherwise required by applicable law, each of the parties agrees not to make any public disclosure or public statement with respect to the matters covered by this Agreement.

     Section 14. RELEASE OF CLAIMS.

               (a) Upon the execution of this Agreement by all the parties hereto, the Stockholders, on their behalf and on behalf of each of their respective affiliates, associates, personal representatives, representatives, executors, heirs, administrators, successors, assigns, spouses, partners, beneficiaries, employees, attorneys, advisors, and agents (the "Stockholder Releasing Parties"), for good and sufficient consideration, the receipt of which is acknowledged, release absolutely and


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forever discharge the Company and each of its predecessors, successors, assigns, parents, subsidiaries, divisions, and affiliated companies, and each of their respective former, current, and future officers, directors, owners, managers, employees, partners, associates, representatives, shareholders, attorneys, advisors, and agents, and each of them (the "Company Released Parties"), from any and all actual or possible claims, charges, damages, demands, debts, liabilities, losses, accounts, reckonings, obligations, suits, actions and causes of action of every kind and nature whatsoever, including but not limited to those arising under contract, statute or common law, whether or not known or suspected at this time, which the Stockholder Releasing Parties have, or ever had, owned or held, or hereafter can, shall or may have against the Company Released Parties, based upon, arising out of, related to, or by reason of any cause, occurrence, event, act, fact, circumstance, thing, statement or omission occurring on or before the date of this Agreement, including, but not limited to those arising out of any event, occurrence, act, fact, circumstance, statement or omission that was in any way referenced in the correspondence between the parties regarding the election of directors in 2001 or in HORIZON GROUP PROPERTIES, INC. V. ROBERT M. SCHWARTZBERG, JOHN C. LORING, AND HOWARD M.
AMSTER, No. 01 C 2944, filed in the United States District Court for the
Northern District of Illinois (the "Chicago Suit").

               (b) Upon execution of this Agreement by all the parties hereto, the Company, on its own behalf and on behalf of each of its predecessors, successors, assigns, parents, subsidiaries, divisions, and affiliated companies, and each of their respective former, current, and future officers, directors, owners, managers, employees, partners, associates, representatives, shareholders, attorneys, advisors, and agents (the "Company Releasing Parties"), for good and sufficient consideration, the receipt of which is acknowledged, release absolutely and forever discharge the Stockholders and each of their respective affiliates, associates, personal representatives, representatives, executors, heirs, administrators, successors, assigns, spouses, partners, beneficiaries, employees, attorneys, advisors, and agents (the "Stockholder Released Parties") from any and all actual or possible claims, charges, damages, demands, debts, liabilities, losses, accounts, reckonings, obligations, suits, actions and causes of action of every kind and nature whatsoever, including but not limited to those arising under contract, statute or common law, whether or not known or suspected at this time, which the Company Releasing Parties have, or ever had, owned or held, or hereafter can, shall or may have against the Stockholder Released Parties, based upon, arising out of, related to, or by reason of any cause, occurrence, event, act, fact, circumstance, thing, statement or omission occurring on or before the date of this Agreement, including, but not limited to those arising out of any event, occurrence, act, fact, circumstance, statement or omission that was in any way referenced in the correspondence between the parties regarding the election of directors in 2001 or in the Chicago Suit.


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               (c) Each of the Company Releasing Parties and the Stockholder
Releasing Parties warrant that they have not assigned any alleged claim that is the subject of this release to any other person or entity, and they are not aware of any claim or potential claim other than those being released.

               (d) This release and Agreement are not, and shall not be construed to be, an admission of any breach of duty, liability or other wrongdoing whatsoever by the Company Released Parties or the Stockholder Released Parties, and neither the release nor the Agreement shall be offered or used as an admission or evidence of any breach of duty, liability or other wrongdoing whatsoever.

               (e) The Company Releasing Parties agree, as soon as practicable after the date hereof, to take all steps necessary to dismiss the Chicago Suit with prejudice as a result of a mutual settlement, with each party to bear its own costs. The Stockholder Releasing Parties hereby revoke any and all demands for the election of directors in 2001 previously delivered to the Company.

     Section 15. MISCELLANEOUS PROVISIONS.

               (a) FEES AND EXPENSES. Each party hereto agrees to bear its own fees and expenses relating to each of the matters referred to, contemplated by or the subject of this Agreement; provided, that the Company agrees to reimburse Schwartzberg and Amster for up to one-half (but not to exceed $65,000 and $15,000, respectively) of their bona fide legal fees and expenses incurred in connection with such matters within three (3) business days after (but in no event sooner than the second business day after the 2001 Meeting) presentation of statements reflecting the same from Schwartzberg's and Amster's attorneys, respectively.

               (b) LORING AS ATTORNEY. Except as expressly provided herein, nothing in this Agreement shall be deemed to prevent Loring from representing or advising as an attorney any of the parties to this Agreement in connection with matters pertaining to the Company.

               (c) AMENDMENT AND MODIFICATION. This Agreement may be amended, modified and supplemented only by written agreement of the Stockholders and the Company (approved by a Disinterested Majority of the Board).

               (d) NOTICES. All notices, requests, demands and other communications required or permitted shall be made in writing by hand-delivery, telecopier (with written confirmation) or air courier guaranteeing overnight delivery:

               (i) If to the Stockholders, to:

               Howard M. Amster
               23811 Chagrin Boulevard
               Beechwood, Ohio 44122

               with a copy to:

               Ulmer & Berne LLP
               Ninth Floor, Bond Court Building
               1300 East Ninth Street, Suite 900
               Cleveland, Ohio  44114-1583
               Attention:  Robert A. Fein

         and   John C. Loring
               700 West Irving Park
               Chicago, Illinois 60613

         and   Robert M. Schwartzberg
               5124 44th Street NW
               Washington, DC  20016

               with a copy to:

               Baker Botts LLP
               1299 Pennsylvania Avenue, N.W.
               Washington, D.C  20004-2400
               Attention:  Michael A. Gold


or to such other persons or addresses as the Stockholders shall reasonably furnish to the Company;

               (ii)  If to the Company, to:

               Horizon Group Properties, Inc.

               77 West Wacker Drive, Suite 4200
               Chicago, Illinois  60601
               Attention:  Gary J. Skoien


               with a copy to:

               Skadden, Arps, Slate, Meagher & Flom (Illinois)
               333 West Wacker Drive
               Chicago, Illinois  60606
               Attention:  Gary P. Cullen

or to such other persons or addresses as the Company shall reasonably furnish to the Stockholders in writing.

     All such notices, requests, demands and other communications shall be deemed to have been duly given; at the time delivered by hand, if personally delivered; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

               (e) SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall fail to be in effect only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement or of any such provision.

               (f) ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but except as otherwise provided for or permitted herein neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party.

               (g) GOVERNING LAW. This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the laws of the State of Illinois, without regard to its conflicts of law doctrine.

               (h) JURISDICTION AND VENUE. Each of the Company and the Stockholders hereby agree that any proceeding relating to this Agreement shall be brought in the State of Illinois. Each of the Company and the Stockholders hereby consents to personal jurisdiction in any such action brought in any such Illinois court, consents to service of process by registered mail made upon such party and such party's agent and waives any objection to venue in any such Illinois court or to any claim that any such Illinois court is an inconvenient forum.

               (i) COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               (j) HEADINGS. The headings of the Sections of this Agreement are inserted for convenience only and shall not constitute a part hereof or affect in any way the meaning or interpretation of this Agreement.

               (k) ENTIRE AGREEMENT. This Agreement sets forth the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and supersedes all prior agreements, promises, covenants, arrange ments, communications, representations or warranties, whether oral or written, relating to the subject matter hereof.

               (l) SPECIFIC PERFORMANCE. Each of the parties hereto recognizes and acknowledges that a breach by a party of any covenants or agreements contained in this Agreement will cause the other party to sustain injury for which it would not have an adequate remedy at law for money damages. Therefore each of the parties hereto agrees that in the event of any such breach, the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and preliminary and permanent injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity, and the parties hereto further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief.

               (m) THIRD PARTIES. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or corporation, other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement; PROVIDED, HOWEVER, it is specifically agreed that each of the Released Parties of the Company and the Stockholders are deemed to be direct third party beneficiaries of Section 14 of this Agreement and each of them shall be entitled to the benefits of, and be permitted to enforce, the provisions of Section 14 as if they were a party to this Agreement.

               (n) FURTHER ASSURANCES. Each Stockholder shall, upon request of the Company, execute and deliver any additional documents and take such further actions as may reasonably be deemed by the Company to be necessary or desirable to carry out the provisions hereof including but not limited to documents and actions necessary or desirable to vest the power to vote such Stockholder's shares of Common Stock as contemplated by this Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.


                                        HORIZON GROUP PROPERTIES, INC.


                                        By:    /s/ GARY J. SKOIEN
                                           -------------------------------
                                        Name:  GARY J. SKOIEN
                                             -----------------------------
                                        Title: Chairman, President &
                                              ----------------------------
                                               Chief Executive Officer
                                              ----------------------------


                                        /s/ HOWARD M. AMSTER
                                        ----------------------------------
                                        HOWARD M. AMSTER


                                        /s/ JOHN C. LORING
                                        ----------------------------------
                                        JOHN C. LORING


                                        /s/ ROBERT M. SCHWARTZBERG
                                        ----------------------------------
                                        ROBERT M. SCHWARTZBERG

                                                                    APPENDIX II


FOR IMMEDIATE RELEASE               CONTACT: Gary J. Skoien
                                             Chairman,  President  &  Chief
                                             Executive Officer
                                             (312) 917-4227



                         HORIZON GROUP PROPERTIES, INC.
                     SETTLES LAWSUIT - ENDS ELECTION CONTEST
                           RESCHEDULES ANNUAL MEETING


     (CHICAGO, ILLINOIS - MAY 4, 2001) -- Horizon Group Properties, Inc. (HGP) (NASDAQ: HGPI), an owner, operator and developer of factory outlet and power centers, today announced that it had settled a lawsuit it had filed against Robert Schwartzberg, John Loring and Howard Amster and ended an election contest for seats on the Board of Directors. The settlement calls for the Board to increase its size after HGP's 2001 Annual Meeting from five members to six members, to fill the newly created vacancy with Howard Amster and to create an executive committee to be comprised of Gary J. Skoien, Chairman, President, and Chief Executive Officer, and Mr. Amster. Further, Messrs. Loring and Schwartzberg have agreed to drop their bid to be elected board members. HGP will reschedule its Annual Meeting of stockholders, currently set for May 8, 2001, to a later date to be announced shortly.

     Speaking for the Board, Mr. Skoien said, "I am pleased that we were able to amicably settle this costly election contest. We look forward

HORIZON GROUP PROPERTIES
HGP SETTLES LAWSUIT-ENDS ELECTION CONTEST
RESCHEDULES ANNUAL MEETING
PAGE 2


to putting this distraction behind us and returning to the important business of the Company. Expanding the Board will provide additional independent input sought by Mr. Schwartzberg and Mr. Loring, as well as Mr. Amster. Mr. Amster's knowledge and experience will assist the Board in its ongoing efforts to maximize shareholder value."

     Mr. Schwartzberg commented, "I am extremely pleased with the Board's decision to welcome Mr. Howard Amster as an additional director. Howard Amster is an experienced real estate and financial professional who can greatly assist in the policy direction of the company. I am highly confident that Mr. Amster is deeply committed to achieving the goal we all share which is the preservation and enhancement of value for all HGP stockholders."

     Mr. Amster, a resident of Beachwood, Ohio is a Principal of Ramat Securities, Ltd. His recent 13D filing with the Securities and Exchange Commission indicated that he was the beneficial owner of 283,916 shares of Horizon common stock. Mr. Amster said, "I am delighted to have the opportunity to serve on the Board and Executive Committee. While I am concerned about the challenges facing Horizon, I am excited

HORIZON GROUP PROPERTIES
HGP SETTLES LAWSUIT-ENDS ELECTION CONTEST
RESCHEDULES ANNUAL MEETING
PAGE 3

about the opportunity and look forward to working with Gary Skoien, existing management and the Board."

     Mr. Amster will be elected at a Board meeting to be held immediately following the Annual Meeting. HGP stockholders can expect to receive shortly a supplement to HGP's proxy statement describing the settlement agreement in more detail.

                                       ###

     SAFE HARBOR STATEMENT: THE STATEMENTS CONTAINED HEREIN, WHICH ARE NOT HISTORICAL FACTS, ARE FORWARD-LOOKING STATEMENTS BASED UPON ECONOMIC FORECASTS, BUDGETS, AND OTHER FACTORS WHICH, BY THEIR NATURE, INVOLVE KNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF HORIZON GROUP PROPERTIES, INC. TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS IMPLIED BY SUCH STATEMENTS. IN PARTICULAR, AMONG THE FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY ARE THE FOLLOWING:
BUSINESS CONDITIONS AND THE GENERAL ECONOMY, COMPETITIVE FACTORS, INTEREST RATES AND OTHER RISKS INHERENT IN THE REAL ESTATE BUSINESS. FOR FURTHER INFORMATION ON FACTORS WHICH COULD IMPACT THE COMPANY AND THE STATEMENTS CONTAINED HEREIN, REFERENCE IS MADE TO THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.